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                                                                                                               Exhibit 1
DIRECTORS:
                                                                                Principal Occupation
Name                            Business Address                                or Employment                Citizenship
----                            ----------------                                ---------------------        -----------

Hans W. Becherer                c/o 101 Columbia Road                           Former Chairman and Chief    USA
                                Morristown, NJ  07962                           Executive Officer of Deere
                                                                                & Company

Gordon M. Bethune               1600 Smith Street, HQS EO                       Chairman of the Board,       USA
                                Houston, TX  77002                              Chief Executive Officer of
                                                                                Continental Airlines, Inc.

Marshall N. Carter              79 JFK Street                                   Senior Fellow at the         USA
                                Cambridge, MA  02138                            Center for Business and
                                                                                Government, John F.
                                                                                Kennedy School of
                                                                                Government, Harvard
                                                                                University

Jaime Chico Pardo               Parque Via, # 190 - Piso 10                     Vice Chairman and Chief      Mexico
                                Col. Cuauhtemoc, 06599 Mexico, D.F.             Executive Officer of
                                                                                Telefonos de Mexico, S.A.
                                                                                de C.V.

David M. Cote                   101 Columbia Road                               Chairman of the Board,       USA
                                Morristown, NJ  07962                           President and Chief
                                                                                Executive Officer

Ann M. Fudge                    4 Lowlyn Road                                   Former President,            USA
                                Westport, CT  06880                             Beverages, Desserts and
                                                                                Post Divisions and Group
                                                                                Vice President of Kraft
                                                                                Foods, Inc.

James J. Howard                 c/o 101 Columbia Road                           Chairman Emeritus of Xcel    USA
                                Morristown, NJ 07962                            Energy Inc.

Bruce Karatz                    10990 Wilshire Blvd.                            Chairman of the Board and    USA
                                Los Angeles, CA  90024                          Chief Executive Officer of
                                                                                KB Home

Robert P. Luciano               c/o 101 Columbia Road                           Chairman Emeritus of         USA
                                Morristown, NJ  07962                           Schering-Plough Corporation

Russell E. Palmer               3600 Market Street, Suite 530                   Chairman and Chief           USA
                                Philadelphia, PA  19104                         Executive Officer of The
                                                                                Palmer Group

Ivan G. Seidenberg              1095 Avenue of the Americas                     President and Chief          USA
                                New York, NY  10036                             Executive Officer of
                                                                                Verizon Communications Inc.

John R. Stafford                Five Giralda Farm                               Chairman of the Board of     USA
                                Madison, NJ  07940                              Wyeth (formerly known as
                                                                                American Home Products
                                                                                Corporation)

Michael W. Wright               4900 IDS Tower                                  Retired Chairman,            USA
                                Minneapolis, MN  55442                          President and Chief
                                                                                Executive Officer of
                                                                                Supervalue Inc.
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OFFICERS:
                                                                                Principal Occupation
Name                            Business Address                                or Employment                Citizenship
----                            ----------------                                --------------------         -----------

David M. Cote                   101 Columbia Road                               Chairman of the Board,       USA
                                Morristown, NJ  07962                           President and Chief
                                                                                Executive Officer

Dr. Nance K. Dicciani           101 Columbia Road                               President and Chief          USA
                                Morristown, NJ  07962                           Executive Officer -
                                                                                Specialty Materials

Robert J. Gillette              23365 Hawthorne Blvd.                           President and Chief          USA
                                Torrance, CA  90505                             Executive Officer -
                                                                                Transportation and Power
                                                                                Systems

J. Kevin Gilligan               MN10-2500                                       President and Chief          USA
                                1985 Douglas Drive North                        Executive Officer -
                                Golden Valley, MN  55422                        Automation and Control
                                                                                Systems

Robert D. Johnson               1944 E. Sky Harbor Circle                       President and Chief          USA
                                Phoenix, AZ  85038                              Executive Officer
                                                                                -Aerospace

Larry E. Kittelberger           101 Columbia Road                               Sr. Vice President -         USA
                                Morristown, NJ  07962                           Administration and Chief
                                                                                Information Officer

Peter M. Kreindler              101 Columbia Road                               Sr. Vice President and       USA
                                Morristown, NJ  07962                           General Counsel

Richard F. Wallman              101 Columbia Road                               Sr. Vice President and       USA
                                Morristown, NJ  07962                           Chief Financial Officer

Thomas W. Weidenkopf            101 Columbia Road                               Sr. Vice President - Human   USA
                                Morristown, NJ  07962                           Resources and Communication

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